Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. of our reports dated September 12, 2002, (which report relating to Ferrellgas Partners, L.P. expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle) appearing in the Annual Report on Form 10-K/A of Ferrellgas Partners, L.P. and Ferrellgas Partners
Finance Corp. for the year ended July 31, 2002. We also consent to the incorporation by reference in this registration statement of our report relating to Ferrellgas, Inc. and Subsidiaries dated September 12, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle) appearing in Exhibit 99.15 to the Quarterly Report on Form 10-Q of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. for the three months ended October 31, 2002. We also consent to the reference to us under the heading "Experts" in the prospectus that is incorporated by reference herein.



                                                     DELOITTE & TOUCHE LLP
                                                     Kansas City, Missouri
                                                     December 11, 2002